Exhibit 99.1

MRU Secures $200 Million Credit Facility from DZ Bank to Expand Private Loan Program

NEW YORK, NY November 12, 2007 (PR Newswire) --  MRU Holdings, Inc. (NASDAQ: UNCL), a specialty finance company that provides federal and private student loans through its consumer brand MyRichUncle™ and its relationships with private label partners, today announced that it, through its interest in Education Empowerment Funding SPV, has entered into a definitive agreement with Autobahn Funding Company, LLC, an asset backed commercial paper conduit sponsored by DZ Bank, a major European commercial bank with over $500 billion in assets, pursuant to which Autobahn will provide a multi-year $200 million revolving credit facility through April 2012 for the origination, purchase and warehousing of private student loans.

“We are very happy to have secured this additional line of credit and are in particular pleased with the competitive economic terms as well as the long commitment period of the credit facility. This additional access to capital, particularly at a difficult time in the capital markets, will serve to ensure that MRU is ready and able to continue to expand its rapidly growing Prime and Preprime student loan origination business,” said Vishal Garg, Co-Founder and CFO. “The Company is particularly pleased to be able to diversify its financing relationships to include global banks with limited exposure to the issues facing the mortgage market.  We look forward to growing our mutually beneficial working relationship with DZ Bank over the next several years.”

Additional information about the transaction will be contained in a Current Report on Form 8-K to be filed by the Company.

About DZ Bank
DZ Bank, based in Frankfurt, Germany, is a major European commercial bank with over 100 years of history and a strong asset backed and securitization business. It is the fifth largest bank in Germany and maintains branches, subsidiaries and offices in key financial centers around the world, including New York, which has operated for over 30 years. With over $500 billion in assets, DZ Bank ranks Number 165 in the 2007 Fortune Global 500.

About MRU Holdings, Inc.
MRU Holdings, Inc. (NASDAQ: UNCL) is a publicly traded specialty finance company that provides students with funds for higher education using a blend of current market credit practices as well as its own proprietary analytic models and decision tools. The Company has a renowned brand name "MyRichUncle™" and highly scalable origination infrastructure. The Company utilizes these assets to provide private and federal loans to students. MRU distinguishes itself from the competition as it does not take a "one-size fits all" approach to designing student loan products, allowing itself and its marketing partners to create a student loan offering that directly addresses their specific customer needs. Additional information concerning MRU Holdings is available at http://www.MRUHoldings.com.

About MyRichUncle
From its inception in 2000, MyRichUncle has been at the forefront of innovation for education finance, most recently focusing on the growth market of student loans.  Since the launch of its student loan program in the summer of 2005, MyRichUncle has originated more than $320 million in private and federal student loans using its breakthrough underwriting platforms and innovative technology to deliver competitively priced products and services to borrowers.  In May 2006, the Company launched Preprime™, the first and only student loan that allows students to qualify for loans based on individual merit, rather than credit history alone.  In June 2006, MyRichUncle launched its Federal student loans with upfront interest rate reductions at repayment.  Dedicated to reshaping the student loan industry to function in the best interests of the students, founders Vishal Garg and Raza Khan and their team are committed to delivering the most innovative solutions for their customers financing needs.  The Company and its founders have been recognized by Fast Company’s Fast 50 (2006) and listed among BusinessWeek.com’s Tech’s Best Young Entrepreneurs (2006).  For more information, visit http://www.myrichuncle.com.

Safe Harbor Statement
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company’s results of operations and/or its financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the educational finance market and in the Company’s business, as disclosed by the risk factors contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007.  The Company cautions that certain important factors may have affected and could in the future affect the Company's beliefs and expectations, and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. The forward-looking statements contained herein are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Investor Inquiries: Denise Gillen, Vice President of Investor Relations
212-836-4165; dgillen@mruholdings.com

Media Inquiries: Karin Pellmann, Vice President of Public Relations
212-444-7541; kpellmann@mruholdings.com          UNCLF